SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 24, 2003
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22891	91-1654387
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On February 24, 2003, Corixa announced that, following the favorable opinion of the European Agency for the Evaluation of Medicinal Products (adopted by the Committee of Orphan Medicinal Products), the European Commission granted Orphan Medicinal Product designation for Corixa’s product candidate, tositumomab and Iodine I 131 radiolabeled tositumomab (BEXXAR® therapy), for the treatment of follicular lymphoma.

     A copy of the press release relating to the announcement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Corixa Corporation Press Release dated February 24, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: February 27, 2003	By:	/s/ Steven Gillis, Ph.D

Name: Steven Gillis, Ph.D.
Its: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Corixa Corporation Press Release dated February 24, 2003